U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  November 11, 1999


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events.

       Rentech, Inc.'s board of directors has decided to organize two new wholly-owned subsidiaries, Rentech Development Corporation, and Rentech Services Corporation, for the purposes of managing the anticipated expansion of its gas-to-liquids (GTL) business.


       Rentech Development Corporation (RDC) will have the responsibility of controlling and managing Rentech, Inc.'s direct investments in gas-to-liquids projects as well as Rentech's interests as a licensor of its patented and proprietary GTL technology. In addition to his present duties with the parent company, Mr. Ronald C. Butz, Rentech's vice president and chief operating officer, has been named as president of RDC.

       Rentech Services Corporation (RSC) is being established to provide engineering support services and project management consulting to Rentech licensees and to projects in which Rentech may take an equity interest. Dr. Mark Bohn, co-founder of Rentech and vice president of engineering for the Company, has been named as president of RSC.








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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      Ronald C. Butz, Vice President,

  Date:  November 15, 1999